UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 11, 2013

CAM Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-33907	57-1021913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 Shengli Avenue North, Jixing Building, Shijiazhuang Hebei Province, P.R. China	050041
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(86) 311-86964264

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2013 Chen Lijun and Peng Guojiang resigned as members of the board of directors of CAM Group, Inc., having served on our board since April 2012. There were no disagreements with either individual which led to their resignation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAM Group, Inc.

Date: December 12, 2013	By: /s/ Kit Ka
Kit Ka, Chief Executive Officer